Exhibit 10.1

RGGPLS HOLDING, INC.

STOCK BONUS PLAN & TRUST

Effective December 30, 2004

          Section 1. Purpose. RGGPLS Holding, Inc (the “Company”) has established the RGGPLS Holding, Inc. Stock Bonus Plan and Trust (the “Plan”) to provide incentives to designated employees and consultants of NationsHealth, Inc. (“NationsHealth”) and its subsidiaries and affiliates, and to recognize superior performance for past services, by allowing them to receive payments in common stock of NationsHealth. For purposes of this Plan and any Units awarded hereunder, capitalized terms not otherwise defined in the Plan or in a participant’s written award shall have the meanings set forth in the Appendix, which is incorporated by reference into this Plan.

          Section 2. Award of Units; Participants.

          (a) Awards granted under the Plan will consist of Units that entitle the holder to the rights set forth in this Plan and in the holder’s written award. Each Unit is intended to represent the right to receive a payment of one (1) share of common stock of NationsHealth at such times and subject to such conditions and terms as provided hereunder.

          (b) Participants in this Plan will consist of employees and consultants of NationsHealth who are selected by the Committee to receive Units hereunder.

          (c) Units awarded under this Plan shall be evidenced by a written agreement setting forth the effective date of grant of the participant’s Units, the number of Units granted to the participant, and any other terms or conditions deemed relevant or necessary by the Committee in its sole discretion. Such award may be in the form attached as Exhibit A hereto or in such other form as selected by the Committee from time to time.

          (d) An aggregate of 2,006,893 Units will be issued under this Plan.

          Section 3. Payments.

          (a) Subject to Section 7, on each “Payment Date” as set forth below, the Company (as Trustee of the Trust described in Section 6) shall transfer to each holder of Units such number of shares of common stock in NationsHealth equal to (i) the number of Units held by such participant, multiplied by (ii) the Percentage set forth below. In the event the Payment Date is not a business day, the transfer shall be made on the next succeeding business day.

Payment Date	Percentage

July 1, 2005	5.00%

December 1, 2005	7.00%

June 1, 2006	9.00%

December 1, 2006	11.00%

June 1, 2007	14.00%

December 1, 2007	16.00%

June 1, 2008	18.00%

December 1, 2008	20.00%

          (b) While this Plan is in effect, if there is a change in control (as defined below), then the effective date of such change in control shall constitute a Payment Date, and all remaining amounts payable under this Plan shall be paid as of such date. Whether a change in control permitting the payments described in the preceding sentence has occurred shall be determined by the Committee interpreting such definitions consistent with the guidance issued by the Internal Revenue Service pursuant to Section 409A of the Internal Revenue Code including, without limitation, IRS Notice 2005-1; except that in applying the definitions contained therein, the minimum percentage for each of the applicable tests of a change in control shall be increased to 50%.

          Section 4. Termination of Relationship. Units held by a participant as of the effective date of the termination of the participant’s employment or consulting relationship with NationsHealth (or subsidiary or affiliate thereof) shall remain outstanding under this Plan and shall continue to be held by the participant subject to all of the terms and conditions set forth herein and in the participant’s written award. For the avoidance of doubt, upon the termination of a participant’s employment or consulting relationship with NationsHealth for any reason (including death or disability), the participant or its beneficiary(ies) shall continue to be entitled to payments with respect to Units issued hereunder.

          Section 5. Vesting. Units held by participants are vested upon the issuance of Units to such participant pursuant to the Plan and shall not be subject to forfeiture for any reason.

          Section 6. Trust. The Company wishes to establish a trust (referred to herein as the “Trust”) described below to provide the sole source of benefits under the Plan.

          (a) Establishment. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The Company shall be the trustee (“Trustee”) of the Trust (and any successor-in-interest to the Company shall automatically become Trustee under this Trust) unless and until the Company (or a successor to the Company), acting through its Board of Directors (or its Board of Managers, Management Board or similar governing body, referred to herein as its “Governing Board”), appoints a successor trustee. The Trust hereby established shall be irrevocable.

          (b) Assets. The Company hereby deposits in the Trust 2,006,893 shares of common stock of NationsHealth, which shall become the principal of the Trust. During the term of this Trust, any income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested. Subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, as defined below, the principal of the Trust and any earnings thereon shall be held in Trust separate and apart from other assets of the Company until paid to Plan participants and their beneficiaries in such manner and at such times as specified in this Plan. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. The rights of Plan participants or their beneficiaries with respect to benefits due under the Plan are limited to the assets of the Trust.

          (c) Insolvency. Any rights created under the Plan and this Trust shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. At all times, any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined below. The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries only after the Trustee has determined that the Company is no longer Insolvent.

          (d) Investment Authority. The Trustee shall continue to invest the assets of the Trust in stock of NationsHealth. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

          (e) Trustee Powers. The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains there from, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

          Section 7. Other Terms and Conditions.

          (a) Administration. Except as otherwise provided herein, this Plan shall be administered and interpreted by the Governing Board of the Company or a committee which may be established by the Governing Board from time to time (the “Committee”). The Committee, subject to the terms of the Plan, may establish rules and regulations for the administration of the Plan, and shall establish the written form to be used to evidence Units awarded under the Plan, which may in the discretion of the Committee be in the form attached as Exhibit A hereto. The Committee shall have full discretionary authority to construe and interpret the terms and provisions of the Plan, to adopt, alter, waive and repeal such administrative rules, guidelines and practices governing this Plan and to perform all acts, including the delegation of its administrative responsibilities as it shall, from time to time, deem advisable, and to otherwise supervise the administration of this Plan. All such rules, regulations and interpretations relating to the Plan which are adopted by the Committee shall be conclusive and binding on all parties. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem necessary to carry the Plan into effect. The Committee shall act by vote or written consent of a majority of its members.

          (b) Payments to Beneficiaries. In the event of the death of a participant prior to the date of payment of any amounts otherwise due to the participant hereunder, any remaining stock transferable in connection with this Plan shall thereafter be made to the participant’s Beneficiaries.

          (c) Withholding. Amounts payable to a participant pursuant to this Plan shall be treated as a discretionary bonus for purposes of any other compensation plans of NationsHealth. Any payments to be made under this Plan shall be net of any taxes required by law to be withheld with respect to such payments.

          (d) No Rights of a Stockholder. The receipt of an award by a participant and the granting of Units under this Plan and such award shall not entitle the participant to vote, to receive dividends or distributions, to audit or review NationsHealth’s or any of its subsidiaries’ books and records, or to otherwise act as a shareholder or other equity owner of NationsHealth or any of its subsidiaries.

          (e) Adjustments. In the event of any change in the capital structure of NationsHealth, the Committee shall make such adjustments, if any, to outstanding Units as the Committee determines are necessary so that the substantive purpose of the Plan shall not be materially changed as a result of such change. Any such adjustments as determined by the Committee shall be conclusive and binding for all purposes of the Plan.

          (f) Reports. Until a participant’s Units shall have been paid in full, the Committee may furnish to the participant periodic reports setting forth the ownership of Units as of the date of the report, and such other information deemed relevant by the Committee.

          (g) Liability. No member of the Committee or agent acting at the direction of the Committee shall be liable for any act or action hereunder (including the performance of the adjustments contemplated by Section 7(e)), whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for anything done or omitted to be done by such member or agent. The Company or the Committee may consult with legal counsel, who may be counsel for the Company, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

          (h) Exculpation. Neither the Company nor its affiliates nor any member of the Committee shall have any liability or obligation to any participant with respect to any acts or omissions of any person relating to the business operations or the share price of the common stock of NationsHealth.

          (i) Expenses. The Company shall not be responsible for the taxes or other expenses incurred by participants.

          (j) No Obligation. Neither this Plan nor any Units granted hereunder shall create any obligation on the part of the Company to continue any other award plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any Units awarded pursuant to this Plan shall give any participant any right with respect to continuation of employment or any other relationship by NationsHealth or by any affiliate of NationsHealth or of any specific aggregate amount of compensation, nor shall there be a limitation in any way on the right of NationsHealth by which a participant is employed or engaged to terminate such participant’s employment or engagement at any time for any reason whatsoever, nor shall this Plan nor any Units awarded hereunder create a contract of employment or other services.

          (k) No Assignment; Resolution of Disputes. Except as otherwise permitted under Section 7(b), no right or interest in any Unit granted under this Plan may be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process. Any payments required under the Plan during a participant’s lifetime shall be made only to the participant. In the event any conflicting demands are made upon the Company with respect to any payments due as a result of this Plan, provided that the Company shall not have received prior written notice that said conflicting demands have been finally settled by court adjudication, arbitration, joint order or otherwise, the Company may pay to the participant any and all amounts it determines to be due hereunder and thereupon the Company shall stand fully relieved and discharged of any further duties or liabilities under this Plan.

          (l) Governing Law. This Plan and all actions taken in connection herewith shall be governed and construed in accordance with the substantive laws of the State of Florida (regardless of the law that might otherwise govern under applicable Florida principles of conflict of laws).

          (m) Amendment or Termination of the Plan. The Company may at any time and from time to time amend the Plan in any respect, provided, however, that no such amendment may, without the consent of the participant to whom any Units shall previously have been granted, adversely affect the participant’s rights with respect to any Units awarded hereunder. The Plan and Trust shall terminate after all transfers of stock required hereunder have been made.

          (n) Severability. Any provision of this Plan prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (o) Effective Date. This Plan was adopted by the Company effective as of December ___, 2004.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its duly authorized representative.

RGGPLS HOLDING, INC.

By:	/s/ Lewis P. Stone

Title:	Treasurer

RGGPLS HOLDING, INC.

STOCK BONUS PLAN & TRUST

APPENDIX

          For purposes of this Plan and any Awards granted hereunder, the following capitalized terms shall have the following meanings:

          (a) “Beneficiary” or “Beneficiaries” shall mean such person or persons who are specifically designated by a participant as the person or persons (who may be designated successively or contingently) to receive payments under this Plan following the participant’s death, pursuant to a written beneficiary designation filed by the participant with the Company during the participant’s lifetime. Such beneficiary designation shall be filed by the participant in such form as the Company may prescribe, and may be amended by the participant from time to time or may be revoked by the participant pursuant to written instruments filed with the Company during the participant’s lifetime. Beneficiaries designated by a participant may be any natural or legal person or persons, including a fiduciary, such as a trustee of a trust or the legal representative of an estate. If all of the persons so designated in the beneficiary designation filed by the participant die before the participant, or if no beneficiary is designated, the participant’s Beneficiary shall thereafter mean the participant’s estate.

          (b) “Committee” has the meaning ascribed such term in Section 7(a).

          (c) “Unit” or “Units” shall represent only a hypothetical equity interest and shall be relevant solely for purposes of determining the amount payable, if any, under this Plan to any participant.

EXHIBIT A

FORM OF AWARD

RGGPLS HOLDING, INC.

STOCK BONUS PLAN & TRUST

AWARD AND ACKNOWLEDGEMENTS (THE “AWARD”)

      Pursuant to this Award, you are hereby awarded ___ Units in RGGPLS Holding Inc. Stock Bonus Plan and Trust (the “Plan”). This Award is governed by and subject to all terms and conditions of the Plan. To receive your Award please make the following acknowledgments:

I acknowledge that I have read and understand the terms and conditions of the Plan and my Award.

I understand that the Plan is confidential information of NationsHealth, and except as may be required by law or regulatory requirements, I will not disclose information regarding the Plan until NationsHealth has made a public announcement regarding the Plan.

I understand that my Units do not represent an equity interest in NationsHealth, Inc. (“NationsHealth”) or any other entity, and that my Units shall not entitle me to vote, to receive dividends, to audit or review any entity’s books and records, or to otherwise act as a member, partner or shareholder of any entity, or any of its subsidiaries or affiliates.

I understand that: (a) RGGPLS Holding Inc.’s only liability under the Plan is to deliver shares held in the Trust under the Plan; (b) I have no claim to specific assets of the Trust; and (c) any assets of the Trust remain subject to the claims of the creditors of RGGPLS Holding Inc. so that I may receive nothing if RGGPLS Holding Inc. becomes Insolvent before making all payments provided under the Plan.

I understand that my Award is not transferable by me. In the event of my death prior to receiving payments with respect to my Award, I understand that amounts thereafter payable to me, if any, shall be paid to my designated beneficiary.

I understand that neither the Plan nor this Award create an employment agreement, or provide any guarantee that I will receive any predetermined amount of compensation.

To the extent NationsHealth is required to withhold any type of tax in connection with my participation in this Plan, I agree that NationsHealth in its sole discretion shall have the right to do one or more of the following: (i) withhold such taxes from my base salary or other available cash compensation, (ii) require me to enter into an arrangement with a broker identified by the Company and/or NationsHealth by which a number of shares having a value equal to the amount required to be withheld from such payment due hereunder will be sold to cover such amount, (iii) require me to provide it with a payment in the amount of such required withholding taxes or assurance of such payment in a form acceptable to NationsHealth in its sole discretion.

This Award and the Plan embodies the entire agreement and understanding among me and any of the Company, NationsHealth and GRH Holdings, LLC (“GRH”) and supersedes all prior agreements and understandings, if any, among and between me and any of the Company, NationsHealth and GRH, their predecessors, and their officers, and owners (collectively, the “Related Parties”), whether written or oral, relating to the subject matter hereof and the subject matter of any equity based plan or award with respect to NationsHealth or any predecessor (the “Subject Matter”) and I hereby fully and finally release the Related Parties from any and all claims, liabilities, and damages relating to the Subject Matter of every kind and nature whatsoever, whether known or unknown, which I had, have or may have against the Related Parties.

I understand that issuance of Units to me is conditioned on me timely returning a signed copy of this Award to the Company.

I understand and agree to the above acknowledgements

RGGPLS Holding Inc.

By:	Print Name:

Its:	Date: